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Coherent Communications Systems Corporation

                Exhibit XI - Computation of net income per share For the Years
              Ended December 31, 1996, 1995 and 1994
                 (Amounts in thousands except per share amounts)

                                                                                1996                1995              1994
                                                                           ----------------     -------------     -------------

Net earnings                                                                 $  9,748             $  7,590          $  3,801

Less preferred stock dividend                                                       0                    0               148
                                                                           ----------------     -------------     -------------

Net income available for common stockholders                                  $ 9,748              $ 7,590          $  3,653
                                                                           ================     =============     =============


Average common shares outstanding (a)(b)                                       14,969               14,554            12,208

Average common share equivalents:(b)
     Options                                                                      511                  886             1,660
                                                                           ----------------     -------------     -------------

Average number of common and common share equivalents outstanding              15,480               15,440            13,868
                                                                           ----------------     -------------     -------------

Net income per common share                                                 $     .63            $     .49        $      .26
                                                                           ----------------     -------------     -------------



(a) Average common shares outstanding include the reduction of 2,820,850 shares of common stock contributed by Safeguard Scientifics, Inc. on June 16, 1994 for the 1994 period.

(b) Adjusted to reflect the two-for-one stock split effective June 9, 1995.


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